EXHIBIT 15(b)

                                                SERVICES AGREEMENT


                  THIS SERVICES AGREEMENT is made as of the _____ day of April, 199 by and between PERKINS DISCOVERY FUND (the "Fund"), a series of Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), and PERKINS CAPITAL MANAGEMENT, INC. ("Perkins").


                                                    WITNESSETH

                  WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Fund wishes to retain Perkins to provide services to shareholders of the Fund, and to clients of certain broker-dealers who have entered, or will enter, into dealer agreements respecting the sale of shares of the Fund ("Service Providers"), who are shareholders of the Fund, and Perkins is willing to furnish such services.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. Appointment. The Fund hereby appoints Perkins to provide to the Fund the shareholder services specified in Section 2 of this Agreement to all shareholders of the Fund and to clients of the Service Providers that are shareholders of the Fund. Perkins accepts such appointment and agrees to furnish through its own organization, or through the Service Providers, as the case may be, such shareholder services in return for compensation as provided in Section 6 of this Agreement. Perkins agrees that the shareholder services required to be furnished hereunder shall be furnished in compliance with all relevant provisions of state, federal and foreign law and with all applicable rules and regulations of all relevant regulatory agencies, including, without limitation, the 1940 Act, the Securities Exchange Act of 1934, as amended, the applicable rules and regulations promulgated thereunder, and the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

                  2. Services and Responsibilities on a Continuing Basis. Perkins will provide for the following shareholder services on a regular basis which shall be daily, weekly or as otherwise appropriate, unless otherwise specified by the Fund:

                  (a)      responding to shareholder inquiries;

                  (b) processing purchases and redemptions of the Fund's shares, including reinvestment of dividends;


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                  (c)      assisting shareholders in changing dividend
                           options, account designations and addresses;

                  (d) transmitting proxy statements, annual reports, prospectuses and other correspondence from the Fund to shareholders (including, upon request, copies, but not originals, of regular correspondence, confirmations or regular statements of account) where such shareholders hold shares of the Fund registered in the name of Perkins, a Service Provider, or their nominees; and

                  (e) providing such other information and assistance to shareholders as may be reasonably requested by such shareholders.

Perkins and the Service Providers are under no obligation to, and shall not, provide pursuant to this Agreement any services with respect to the sale or distribution of shares of the Fund.

                  3. Standard of Care. Perkins and the Service Providers shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by Perkins or the Service Providers with the Fund in writing. In the performance of the duties hereunder, Perkins and the Service Providers shall be obligated to exercise due care and diligence and to act in good faith and to use their best efforts. Without limiting the generality of the foregoing or of any other provision of this Agreement, neither Perkins nor any Service Provider shall be liable for delays or errors or loss of data occurring by reason of circumstances beyond Perkins' or the Service Provider's control.

                  4. Confidentiality. Perkins agrees, on behalf of itself and its employees, to treat confidentially all records and other information relative to the Fund and the Trust, and all prior, present or potential shareholders of the Fund, except after prior notification to, and approval of release of information in writing by, the Fund, which approval shall not be unreasonably withheld, and may not be withheld where Perkins or a Service Provider may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

                  5. Independent Contractor. Perkins shall, for all purposes herein, be deemed to be an independent contractor, and Perkins and the Service Providers shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust or the Fund in any way, or in any way be deemed an agent for the Trust or for the Fund. It is expressly understood and agreed that the services to be rendered by Perkins under the provisions of this Agreement are not to be deemed exclusive, and Perkins shall be free to render similar or

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different  services  to others so long as its  ability  to render  the  services provided for in this Agreement shall not materially be impaired thereby.

                  6. Compensation. As compensation for the services rendered by, and responsibilities assumed by, Perkins during the term of this Agreement, the Fund will pay to Perkins a service fee in an amount up to 0.25% (25 basis points) per annum of the average daily net asset value of the Fund's shares. Perkins will collect such fee applicable to clients of the Service Providers that furnish the shareholder services specified in Section 2 above for the separate account of each such Service Provider. The service fee shall be accrued daily by the Fund and paid to Perkins on a monthly basis.

                  7.       Indemnification.

                  (a) The Fund agrees to indemnify and hold harmless Perkins from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which Perkins takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon oral or written instructions from an officer of the Fund, provided that Perkins shall not be indemnified against any liability to the Fund or to the Fund's shareholders (or any expenses incident to such liability) arising out of Perkins' or any Service Provider's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. Perkins agrees to indemnify and hold harmless the Fund, the Trust and its officers and Trustees from all claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which Perkins or any Service Provider takes or does or omits to take or do which is in violation of this Agreement or not in accordance with instructions properly given by an officer of the Fund or arising out of Perkins' or the Service Provider's own willful misfeasance, bad faith, negligence or reckless disregard of the duties and obligations under this Agreement.

                  (b) Perkins shall provide such security as is necessary to prevent unauthorized use of any on-line computer facilities. Perkins agrees to release, indemnify and hold harmless the Trust and the Fund from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by Perkins or any Service

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Provider, its officers,  employees or agents regarding the redemption,  transfer or registration of the Fund's shares for accounts of shareholders or the Service Provider, its clients and other shareholders. Principals of Perkins will be available to consult from time to time with officers of the Trust and the Trustees concerning performance of the services contemplated by this Agreement.

                  8. Fund Information. No person is authorized to make any representations concerning the Fund, or shares of the Fund or shareholder services except in accordance with the terms of this Agreement. Neither Perkins or any Service Provider, nor any of their respective agents will use or distribute, or authorize the use or distribution of, any statements other than those contained in the Fund's current Prospectus or Statement of Additional Information or in such supplemental literature as may be authorized by the Fund.

                  9. Duration and Termination. This Agreement shall continue until termination by the Fund or Perkins on 60 days' written notice to the other. All notices and other communications hereunder shall be in writing.

                  10. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such charge or waiver is sought.

                  11.      Miscellaneous.

                  (a)  This   Agreement   embodies  the  entire   agreement  and
understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

                  (b)  The   captions  in  this   Agreement   are  included  for
convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota as applicable to contracts between Minnesota residents entered into and to be performed entirely within Minnesota.

                  (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) Perkins acknowledges that it has received notice of and accepts the limitations of the Fund's liability set forth in the Trust's Agreement and Declaration of Trust. Perkins agrees that the Fund's obligations under this Agreement shall be limited to the Fund and to its assets, and that neither Perkins nor any Service Provider shall seek satisfaction of any such

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obligation  from the  shareholders  of the Fund or from  any  trustee,  officer, employee or agent of the Trust or the Fund.

                  (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                  (g) This Agreement may not be assigned without the mutual consent of the parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


PERKINS DISCOVERY FUND



By:

         Title:



PERKINS CAPITAL MANAGEMENT, INC.



By:

         Title:


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